Exhibit 16.1

                             ETANIA AUDIT GROUP P.C.
                       A Certified Public Accounting Firm
         1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                      (435) 865-2808 * FAX (435) 865-2821
--------------------------------------------------------------------------------

Securities and Exchange Commission
450 - Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

Etania Accounting Group P.C. is the former independent registered accountant of ERE Management, Inc. (the "Company"). We have read the Company's Current Report on Form 8-K/A dated January 18, 2011, and are in agreement with the contents of
Item 4.01(a), paragraphs one through five. For the remainder of the Current Report on Form 8-K/A, we have no basis to agree or disagree with other statements of the Company contained therein.

Respectfully submitted,


/s/ Etania Audit Group P.C.
---------------------------------------------
Etania Audit Group P.C.
Cedar City, Utah,
January 18, 2011.